UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ROMAN DBDR TECH ACQUISITION CORP.

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Media Contact:
Paulo Acuna
pacuna@olmsteadwilliams.com
787-371-3326

CompoSecure and Nok Nok partner to deliver advanced security and authentication across platforms with a best-in-class user experience

Category leaders create an innovative solution to protect consumers and enable merchants to fight online fraud with a breakthrough “internet ID and payment card”

Somerset, NJ – August 11, 2021 – CompoSecure Holdings, L.L.C. (“CompoSecure”), a leading provider of premium financial payment cards and emergent provider of cryptocurrency storage and security solutions, and Nok Nok Labs, Inc. (Nok Nok™), a pioneer and leader in passwordless authentication, announced a strategic collaboration to develop a FIDO®-extended solution, expanding the protections for consumers of CompoSecure’s ArculusTM platform. The innovative, combined technology platform is expected to enable banks, fintechs and financial services companies to put in the hands of every user a simple-to-use, personalized and universal “digital identity”.

Currently in beta testing, Arculus was created with the vision to promote cryptocurrency adoption by making it safe, simple and secure for the average person to buy, sell and swap cryptocurrency. The Nok Nok solution leverages global industry standards that promote strong and easy-to-use authentication. Members of this industry alliance that support these authentication standards include Amazon.com, Apple, American Express, BBVA, Facebook, Google, Intel, Intuit, MasterCard, PayPal, Verizon, T-Mobile, Visa, and many more.

Nok Nok will collaborate with CompoSecure to increase the security, privacy and cardholder experience associated with both companies’ current financial market and cryptocurrency customers. These additional platform capabilities will set the stage for CompoSecure to offer a breakthrough “Internet ID and payment card” that can be used as a virtual ignition key for the authentication of a user into any digital service on any device. A practical use case for a consumer is turning the payment or credit card in your wallet into a digitally transformed eCard and eWallet for digital transactions. The benefits are better usability and security for the consumer, and better fraud protection and cost control for the merchant.

“More and more people are transacting online because they are convenience-focused and their adoption of digital banking highlights their comfort with digital tools,” said Adam Lowe, Chief Innovation Officer of CompoSecure. “This new technology platform will ensure that you, and only you, are authorized to make a transaction with CompoSecure’s metal cards, with a simple and secure action, such as swiping a finger, entering a PIN and tapping your card to your phone for an NFC-encrypted transaction.”

“We see this collaboration with CompoSecure as a game-changer for Nok Nok, bringing our vision of greater security and a better user experience to every consumer around the world,” said Phillip Dunkelberger, CEO of Nok Nok. “While securing payments will be a key focus, we will work with CompoSecure in other key areas such as eGaming, cryptocurrency exchanges, e-passports and more. From daily use as a credit card to connecting securely to a variety of e-commerce transactions, consumers will have a trusted method for online and offline activities.”

Media Contact:
Paulo Acuna
pacuna@olmsteadwilliams.com
787-371-3326

Other common use cases include:

●	Payments – Strong authentication provides added security to touchless payments and online “card-not-present” transactions. This reduces chargebacks and fraudulent use for merchants, and provides better security and ease of use for consumers. Added capabilities include making it significantly easier to onboard new customers and providing a better method to use websites for current customers.
●	Online Banking - More and more consumers are transacting digitally and need both convenience and protection. The “internet ID and payment card” serves as a strong credential for secure transactions that can be embedded into other identity verification systems.
●	Cryptocurrency - The Nok Nok solution will integrate with CompoSecure’s Arculus KeyTM card, an air-gapped storage solution that connects to the Arculus WalletTM mobile app via an encrypted NFC connection. This provides intuitive controls, advanced security protection and the ability to manage multiple cryptocurrency wallets in one device.
●	eGaming - This solution enables eGaming companies to enhance security and usability to their payment ecosystems and add cryptocurrencies as a payment alternative.
●	Online Gambling - Internet gambling providers will have the ability to add multi-factor authentication for streamlined security without compromising ease of use for higher value bets and transactions while greatly reducing fraud.
●	Identity - The ability to provide identity is central to the next generation of capabilities on the internet. This card can be used to provide personalized and customizable “verifiable claims” where user identity is critical to validate entitlements.

“The ability to have a single card to transact as a credit card and a universal authenticator, all contained in a well-designed secure metal container, takes universal ID to the next level,” said Ignacio Bernal, former Global CTO at BBVA, a multinational financial services company. “The ability to link these dynamically provides a global identity, which fuels a whole new set of applications and capabilities in the market. CompoSecure and Nok Nok Labs have the right solution at the right time to transform how we conduct our business securely over the internet. It’s clear that the time has come for consumers to have access to a master digital identity that not only rids their lives of passwords but also opens their world to an easier approach to digital transactions.”

For more information on this new security technology platform, please visit www.composecure.com.

On April 19, 2021, CompoSecure announced that it had signed a merger agreement with Roman DBDR Tech Acquisition Corp. (NASDAQ: DBDR) (“Roman DBDR”), a special purpose acquisition company. Upon closing of the proposed merger, the combined company will operate as CompoSecure, Inc. and plans to trade on the Nasdaq stock market. The transaction reflects a pro forma enterprise value for the combined company of approximately $1.2 billion. The transaction is expected to close in the third quarter of 2021 and remains subject to approval by Roman DBDR stockholders and other customary closing conditions.

About Nok Nok Labs, Inc.:

Nok Nok is a trusted leader in passwordless consumer authentication to the world’s largest organizations. Delivering the most innovative authentication solutions in the market today, Nok Nok empowers global organizations to improve the user experience to access digital services, while meeting the most advanced privacy and regulatory requirements. The Nok Nok™ S3 Authentication Suite integrates into existing security environments to deliver a proven, cost-effective, future-proof and standards-based passwordless consumer authentication solution. Headquartered in Silicon Valley, California, the company has delivered unique inventions and innovations that are protected by a robust global patent portfolio. As a founder of the FIDO Alliance and an inventor of FIDO specifications, Nok Nok is the expert in deploying standards-based authentication, and its industry leading customers and partners include BBVA, DDS, Inc., Ericsson, Fujitsu Limited, Hitachi, Intuit, Lenovo, MTRIX GmbH, NTT DATA, NTT DOCOMO, OneSpan, SoftBank, T-Mobile and Verizon. For more information, visit www.noknok.com.

Media Contact:
Paulo Acuna
pacuna@olmsteadwilliams.com
787-371-3326

About CompoSecure

Founded in 2000, CompoSecure is a pioneer and category leader in premium payment cards and an emergent provider of cryptocurrency and digital asset storage and security solutions. The company focuses on serving the affluent customers of payment card issuers worldwide using proprietary production methods that meet the highest standards of quality and security. The company offers secure, innovative, and durable proprietary products that implement leading-edge engineering capabilities and security. CompoSecure’s mission is to increase clients’ brand equity in the marketplace by offering products and solutions which differentiate the brands they represent, thus elevating cardholder experience. For more information, please visit www.composecure.com. ArculusTM was created with the mission to promote cryptocurrency adoption by making it safe, simple and secure for the average person to buy, sell and store cryptocurrency. With a strong background in security hardware and financial payments, the ArculusTM solution was developed to allow people to use a familiar payment card form factor to manage their cryptocurrency. For more information, please visit GetArculus.com.

About Roman DBDR Tech Acquisition Corp.

Roman DBDR is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, it intends to focus its search on companies in the technology, media and telecom (“TMT”) industries. The Company is led by its Co-Chief Executive Officers, Dr. Donald G. Basile and Dixon Doll, Jr. The Company’s experienced board of directors includes former NVCA Chairman and longtime venture capitalist Dixon Doll, Global Net Lease (NYSE: GNL) CEO James L. Nelson, former fund manager Paul Misir, investment banker and investor Arun Abraham, and entrepreneur Alan Clingman. For more information, please visit www.romandbdr.com. Roman DBDR raised $236 million in its initial public offering (inclusive of underwriter’s exercise of over-allotment option) in November 2020 and is listed on Nasdaq under the symbol “DBDR”.

Media Contact:
Paulo Acuna
pacuna@olmsteadwilliams.com
787-371-3326

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding Roman DBDR’s or CompoSecure’s expectations, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding: (i) the ability of Roman DBDR and CompoSecure to complete the proposed merger described in the Press Release, (ii) the size, demand and growth potential of the markets for CompoSecure’s products and CompoSecure’s ability to serve those markets, (iii) the degree of market acceptance and adoption of CompoSecure’s products, (iv) CompoSecure’s ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and the timing of the ArculusTM launch and (v) CompoSecure’s ability to attract and retain clients. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of CompoSecure’s and Roman DBDR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, a prediction or a definitive statement of fact or probability. Neither Roman DBDR nor CompoSecure gives any assurance that either Roman DBDR or CompoSecure will achieve its expectations. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CompoSecure and Roman DBDR. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Roman DBDR’s and CompoSecure’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the proposed merger; the inability to recognize the anticipated benefits of the proposed merger, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed merger. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the preliminary proxy statement on Schedule 14A (the “Proxy Statement”) relating to the proposed merger filed by Roman DBDR with the U.S. Securities and Exchange Commission (the “SEC”) and the definitive proxy statement and other documents filed by Roman DBDR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Roman DBDR or CompoSecure presently know or that Roman DBDR or CompoSecure currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman DBDR’s and CompoSecure’s expectations, plans or forecasts of future events and views as of the date of this Press Release. Roman DBDR and CompoSecure anticipate that subsequent events and developments will cause Roman DBDR’s and CompoSecure’s assessments to change. However, while Roman DBDR and CompoSecure may elect to update these forward-looking statements at some point in the future, Roman DBDR and CompoSecure specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Roman DBDR’s and CompoSecure’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this Press Release is based on the estimates of CompoSecure and Roman DBDR management.

Media Contact:
Paulo Acuna
pacuna@olmsteadwilliams.com
787-371-3326

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Roman DBDR has filed a preliminary proxy statement with the SEC. A definitive proxy statement will be sent to stockholders of Roman DBDR seeking approval of the proposed merger. The documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting CompoSecure at: William Maina, ICR for CompoSecure, (646) 277-1236, CompoSecure-IR@icrinc.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Roman DBDR. CompoSecure, Roman DBDR and our respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Roman DBDR’s stockholders in connection with the proposed merger. Information regarding the names and interests in the proposed merger of Roman DBDR’s directors and officers is contained Roman DBDR’s filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process has also been included in the preliminary, and will be included in the definitive, proxy statement relating to the proposed merger and other relevant documents filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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